Exhibit 99.1

Marin Software Announces Fourth Quarter and Full Year 2015 Financial Results

•	Reported fourth quarter Adjusted EBITDA of $3.5 million, an increase of $6.6 million, compared to ($3.1) million in the fourth quarter of 2014
•	Generated $4.0 million of cash in the quarter, compared to a decline of ($7.5) million in the fourth quarter of 2014
•	Reported first ever quarter of non-GAAP profitability, resulting in non-GAAP earnings per share of $0.04
•	Managed $7.8 billion in annualized marketing spend on Marin’s platform

San Francisco, CA (February 18, 2016) – Marin Software Incorporated (NYSE: MRIN), provider of a leading cross-channel performance advertising cloud for advertisers and agencies, today announced financial results for the fourth quarter and full year ended December 31, 2015.

“We are pleased to report a strong finish to 2015. Not only did we exceed our revenue expectations in the fourth quarter, but we achieved positive Adjusted EBITDA, positive non-GAAP earnings per share and positive free cash flow for the first time in the Company’s history,” said David A. Yovanno, chief executive officer of Marin Software. “We are clearly making progress in transforming our business and we believe that our investments in the Marin platform position us to realize our multichannel Ad Cloud vision in 2016.”

Fourth Quarter 2015 Financial Highlights:

•

Net revenues totaled $29.0 million, a year-over-year increase of 7% when compared to $27.0 million in the fourth quarter of 2014. On a non-GAAP constant currency basis, revenues increased year-over-year by 10% when compared to the fourth quarter of 2014.

•

GAAP gross profit was $19.6 million, resulting in a gross margin of 67%, compared to GAAP gross margin of 65% during the fourth quarter of 2014. Non-GAAP gross profit was $21.0 million, resulting in a non-GAAP gross margin of 72%, compared to non-GAAP gross margin of 69% during the fourth quarter of 2014.

•

GAAP income from operations was ($2.1) million, compared to ($7.9) million for the fourth quarter of 2014. GAAP operating margin was (7%), compared to (29%) during the fourth quarter of 2014. Non-GAAP income from operations was $1.7 million, compared to ($4.6) million for the fourth quarter of 2014. Non-GAAP operating margin was 6%, compared to (17%) during the fourth quarter of 2014.

•

GAAP net income was ($2.1) million or ($0.06) per share based on 37.2 million weighted average shares outstanding. This compares to ($8.8) million or ($0.25) per share based upon 35.1 million weighted average shares outstanding during the fourth quarter of 2014.

•

Non-GAAP net income was $1.7 million or $0.04 per share based upon 37.2 million weighted average shares outstanding. This compares to ($5.3) million or ($0.15) per share based on 35.1 million weighted average shares outstanding during the fourth quarter of 2014.

•	Adjusted EBITDA was $3.5 million, compared to ($3.1) million in the fourth quarter of 2014.
•	As of December 31, 2015, cash and cash equivalents totaled $37.3 million, up $4.0 million quarter-over-quarter, and compared to $68.3 million as of December 31, 2014.

Full Year 2015 Financial Highlights:

•

Net revenues totaled $108.5 million, a year-over-year increase of 9% when compared to $99.4 million in 2014. On a non-GAAP constant currency basis, revenues increased year-over-year by 14% when compared to 2014.

•

GAAP gross profit was $68.4 million, resulting in a gross margin of 63%, compared to GAAP gross margin of 64% during 2014. Non-GAAP gross profit was $73.3, resulting in a non-GAAP gross margin of 68%, compared to a non-GAAP gross margin of 67% during 2014.

•

GAAP income from operations was ($32.4) million, compared to ($34.0) million in 2014. GAAP operating margin was (30%), compared to (34%) during 2014. Non-GAAP income from operations was ($14.9) million, compared to ($24.5) million for 2014. Non-GAAP operating margin was (14%), compared to (25%) during 2014.

•

GAAP net income was ($33.3) million or ($0.91) per share based on 36.6 million weighted average shares outstanding. This compares to ($33.2) million or ($0.97) per share based on 34.2 million weighted average shares outstanding during 2014.

•

Non-GAAP net income was ($15.7) million or ($0.43) per share based on 36.6 million weighted average shares outstanding. This compares to ($25.9) million or ($0.76) per share based on 34.2 million weighted average shares outstanding during 2014.

•	Adjusted EBITDA was ($7.9) million, compared to ($18.8) million in 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading "Non-GAAP Financial Measures."

Fourth Quarter 2015 Business and Product Release Highlights

•	Released PositionLock™, an intraday bidding optimization feature designed to maintain customers’ preferred ad positions for each device type for their high traffic keywords.
•	Released several improvements for the Google Shopping Campaigns offering, including product hierarchy management which enables efficient and scalable management of Google Shopping campaigns.
•	Released support for Google Call Only Ads to help improve sales from mobile shoppers.
•	Released support for Bing Shopping Campaigns and also Bing Native ads in support of retailers advertising strategies and Microsoft owned websites respectively.
•

Released a number of enhancements to the display advertising offering including creative reach and frequency-based reporting and optimization, and bulk creative management.  Marin also established several direct integrations with several leading ad exchanges including OpenX and Rubicon Project.

•	Completed a number of strategic integrations with leading third party audience data and onboarding technology providers including Tune, adjust, AppsFlyer and LiveRamp (an Acxiom-owned company).

Financial Outlook:

As of February 18, 2016, Marin is initiating guidance for its first quarter 2016 as follows:

Forward-Looking Guidance
In millions, except per share data

	Range of Estimate
	From	To
Three Months Ending March 31, 2016
Revenues, net	$26.4	$27.0
Non-GAAP income (loss) from operations	$(1.9)	$(1.3)
Non-GAAP net income (loss) per share	$(0.06)	$(0.04)
Weighted-average shares outstanding	37.8

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, amortization of intangible assets, noncash expenses related to warrants, non-recurring costs associated with acquisitions and restructurings, benefit from income taxes related to acquisitions, and capitalization of internally developed software.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter and full year ended December 31, 2015, and its outlook for the future. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally with reference to the company name and conference title.  A live webcast of the conference call will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. Eastern Time on February 25, 2016, a recording will be available for replay at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13629366.

About Marin Software

Marin Software Incorporated (NYSE:MRIN) provides a leading cross-channel performance advertising cloud for advertisers and agencies to measure, manage and optimize more than $7.8 billion in annualized ad spend across the web and mobile devices. Offering an integrated SaaS ad management platform for search, social, and display advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target and convert precise audiences based on recent buying signals from users’ search, social, and display interactions. Headquartered in San Francisco with offices in eight countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin’s products, please visit:  http://www.marinsoftware.com.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP expenses, measures and net loss per share. Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the amortization of intangible assets, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, the amortization of internally developed software, the benefit from income taxes related to acquisition and the non-recurring costs associated with acquisitions and restructurings. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Adjusted EBITDA. Marin defines Adjusted EBITDA as net income (loss), adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the amortization of intangible assets, the capitalization of internally developed software, interest expense, net, the benefit from or provision for income taxes, other income or expenses, net and the non-recurring costs associated with acquisitions and restructurings. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance and for bonus compensation purposes, because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Non-GAAP constant currency revenues and growth. Marin defines non-GAAP constant currency revenues as total revenues excluding the impact of foreign exchange rate movements, and uses it to determine the constant currency revenue growth on a year-over-year basis. Non-GAAP constant currency revenues are calculated by translating current quarter or year-to-date revenues using the average prior period exchange rates. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter and year-to-date revenues over prior period revenues, where current quarter and year-to-date international revenues are translated using prior period exchange rates. The Company considers non-GAAP constant currency revenues and growth as useful metrics as they facilitate management's internal comparison to historical performance, because they exclude the effects of foreign currency volatility that are not indicative of the Company’s operating results.  Marin believes they provide useful supplemental information to investors about the financial performance of the business, enable a comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating the business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, benefits of investment in Marin’s software platform, position in the industry, product capabilities and adjusted EBITDA projections and other future financial results, including its outlook for the first quarter of 2016. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenue, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisitions of Perfect Audience and SocialMoov. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of February 18, 2016. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Jason Starr

Investor Relations, Marin Software

415-906-8179

ir@marinsoftware.com

Media Contact:

John McNulty

Marketing, Marin Software

415-906-8165

press@marinsoftware.com

Marin Software Inc.
Condensed Consolidated Balance Sheets
(On a GAAP basis)

	December 31,	December 31,
(Unaudited; in thousands, except par value)	2015	2014
Assets
Current assets
Cash and cash equivalents	$37,326	$68,253
Accounts receivable, net	21,718	18,726
Prepaid expenses and other current assets	4,186	4,751
Total current assets	63,230	91,730
Property and equipment, net	21,817	16,274
Goodwill	19,417	11,527
Intangible assets, net	10,405	7,399
Other noncurrent assets	1,323	1,287
Total assets	$116,192	$128,217
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,710	$3,737
Accrued expenses and other current liabilities	11,185	12,053
Deferred revenues	1,430	2,052
Current portion of long-term debt	1,384	2,587
Total current liabilities	15,709	20,429
Long-term debt, less current portion	1,557	621
Other long-term liabilities	4,795	1,050
Total liabilities	22,061	22,100
Stockholders’ equity
Common stock, $0.001 par value	37	35
Additional paid-in capital	275,604	253,221
Accumulated deficit	(179,733)	(146,392)
Accumulated other comprehensive loss	(1,777)	(747)
Total stockholders’ equity	94,131	106,117
Total liabilities and stockholders’ equity	$116,192	$128,217

Marin Software Inc.
Condensed Consolidated Statements of Operations
(On a GAAP basis)

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited; in thousands, except per share data)	2015	2014	2015	2014
Revenues, net	$29,015	$27,002	$108,530	$99,354
Cost of revenues (1) (2) (3)	9,454	9,323	40,137	35,614
Gross profit	19,561	17,679	68,393	63,740
Operating expenses (1) (2) (3)
Sales and marketing	9,076	11,563	45,132	47,716
Research and development	7,478	8,217	33,318	28,751
General and administrative	5,134	5,791	22,391	21,257
Total operating expenses	21,688	25,571	100,841	97,724
Income (loss) from operations	(2,127)	(7,892)	(32,448)	(33,984)
Interest income (expense), net	(36)	(16)	(118)	(177)
Other income (expenses), net	356	(385)	222	(466)
Loss before (provision for) benefit from income taxes	(1,807)	(8,293)	(32,344)	(34,627)
(Provision for) benefit from income taxes	(331)	(537)	(1,005)	1,456
Net income (loss)	$(2,138)	$(8,830)	$(33,349)	$(33,171)
Net income (loss) per common share, basic and diluted	$(0.06)	$(0.25)	$(0.91)	$(0.97)
Weighted-average shares outstanding, basic and diluted	37,212	35,060	36,580	34,210

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$371	$189	$1,171	$765
Sales and marketing	433	513	2,537	1,895
Research and development	1,687	1,337	7,518	3,785
General and administrative	1,088	849	4,393	2,797
Total	$3,579	$2,888	$15,619	$9,242

(2) Includes amortization of intangible assets as follows:
Cost of revenues	$271	$171	$1,033	$399
Sales and marketing	247	112	921	261
Research and development	271	170	1,034	397
General and administrative	37	32	146	75
Total	$826	$485	$3,134	$1,132

(3) Includes restructuring related expenses as follows:
Cost of revenues	$68	$—	$173	$—
Sales and marketing	59	—	718	—
Research and development	—	—	53	—
General and administrative	6	—	270	—
Total	$133	$—	$1,214	$—

Marin Software Inc.
Condensed Consolidated Statements of Cash Flows
(On a GAAP basis)

	Year Ended December 31,
(Unaudited; in thousands)	2015	2014
Operating activities
Net income (loss)	$(33,349)	$(33,171)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	6,993	5,669
Amortization of internally developed software	2,550	1,905
Amortization of intangible assets	3,134	1,132
Loss on disposal of property and equipment	19	16
Unrealized foreign currency gains	(216)	—
Noncash interest expense related to warrants issued in connection with debt	42	123
Stock-based compensation related to equity awards and restricted stock	15,619	9,242
Provision for bad debts	1,210	821
Deferred income tax benefits	(177)	(2,258)
Excess tax benefits from stock-based award activities	(3)	(126)
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(2,986)	(4,561)
Prepaid expenses and other current assets	575	(2,009)
Other assets	348	(497)
Accounts payable	(1,597)	1,387
Deferred revenues	(625)	(540)
Accrued expenses and other current liabilities	1,382	(1,523)
Net cash provided by (used in) operating activities	(7,081)	(24,390)
Investing activities
Purchases of property and equipment	(8,584)	(5,317)
Capitalization of internally developed software	(5,568)	(3,146)
Acquisition of business, net of cash acquired	(7,738)	(4,151)
Net cash provided by (used in) investing activities	(21,890)	(12,614)
Financing activities
Repayment of notes payable	(3,649)	(3,130)
Debt issuance costs	(53)	—
Repurchase of unvested shares	(2)	(20)
Proceeds from exercise of common stock options	1,439	2,472
Proceeds from employee stock purchase plan, net	968	1,402
Excess tax benefits from stock-based award activities	3	126
Net cash provided by (used in) financing activities	(1,294)	850
Effect of foreign exchange rate changes on cash and cash equivalents	(662)	—
Net increase (decrease) in cash and cash equivalents	(30,927)	(36,154)
Cash and cash equivalents
Beginning of period	68,253	104,407
End of period	$37,326	$68,253
Supplemental disclosure of noncash investing and financing activities
Purchases of property and equipment recorded in accounts payable and accrued expenses	$—	$1,364
Acquisition of equipment through capital leases	2,350	—
Issuance of common stock under employee stock purchase plan	1,035	1,402
Issuance of common stock in connection with business combination	4,338	11,195

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Expenses (1)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
Sales and Marketing (GAAP)	$11,989	$11,978	$12,186	$11,563	$47,716	$12,157	$13,064	$10,835	$9,076	$45,132
Less Stock-based compensation	(403)	(449)	(530)	(513)	(1,895)	(715)	(954)	(435)	(433)	(2,537)
Less Amortization of intangible assets	—	(37)	(112)	(112)	(261)	(180)	(247)	(247)	(247)	(921)
Less Restructuring related expenses	—	—	—	—	—	—	—	(659)	(59)	(718)
Sales and Marketing (Non-GAAP)	$11,586	$11,492	$11,544	$10,938	$45,560	$11,262	$11,863	$9,494	$8,337	$40,956
Research and Development (GAAP)	$6,083	$6,627	$7,824	$8,217	$28,751	$8,484	$9,194	$8,162	$7,478	$33,318
Less Stock-based compensation	(437)	(649)	(1,362)	(1,337)	(3,785)	(1,627)	(2,340)	(1,864)	(1,687)	(7,518)
Less Amortization of intangible assets	—	(57)	(170)	(170)	(397)	(216)	(276)	(271)	(271)	(1,034)
Less Restructuring related expenses	—	—	—	—	—	—	—	(53)	—	(53)
Plus Capitalization of internally developed software	617	729	1,035	765	3,146	827	1,597	1,683	1,461	5,568
Research and Development (Non-GAAP)	$6,263	$6,650	$7,327	$7,475	$27,715	$7,468	$8,175	$7,657	$6,981	$30,281
General and Administrative (GAAP)	$4,416	$5,368	$5,682	$5,791	$21,257	$5,720	$5,655	$5,882	$5,134	$22,391
Less Stock-based compensation	(446)	(651)	(851)	(849)	(2,797)	(924)	(1,323)	(1,058)	(1,088)	(4,393)
Less Amortization of intangible assets	—	(11)	(32)	(32)	(75)	(35)	(37)	(37)	(37)	(146)
Less Acquisition related expenses	—	(217)	(8)	(125)	(350)	(408)	(128)	(68)	(9)	(613)
Less Restructuring related expenses	—	—	—	—	—	—	—	(264)	(6)	(270)
General and Administrative (Non-GAAP)	$3,970	$4,489	$4,791	$4,785	$18,035	$4,353	$4,167	$4,455	$3,994	$16,969

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Measures (1)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
Gross Profit (GAAP)	$14,432	$15,090	$16,539	$17,679	$63,740	$16,704	$16,176	$15,952	$19,561	$68,393
Plus Stock-based compensation	211	192	173	189	765	229	322	249	371	1,171
Plus Amortization of internally developed software	445	465	480	515	1,905	542	625	683	700	2,550
Plus Amortization of intangible assets	—	57	171	171	399	215	276	271	271	1,033
Plus Restructuring related expenses	—	—	—	—	—	—	—	105	68	173
Gross Profit (Non-GAAP)	$15,088	$15,804	$17,363	$18,554	$66,809	$17,690	$17,399	$17,260	$20,971	$73,320
Operating Income (Loss) (GAAP)	$(8,056)	$(8,883)	$(9,153)	$(7,892)	$(33,984)	$(9,657)	$(11,737)	$(8,927)	$(2,127)	$(32,448)
Plus Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495	4,939	3,606	3,579	15,619
Plus Amortization of internally developed software	445	465	480	515	1,905	542	625	683	700	2,550
Plus Amortization of intangible assets	—	162	485	485	1,132	646	836	826	826	3,134
Plus Acquisition related expenses	—	217	8	125	350	408	128	68	9	613
Plus Restructuring related expenses	—	—	—	—	—	—	—	1,081	133	1,214
Less Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)	(1,597)	(1,683)	(1,461)	(5,568)
Operating Income (Loss) (Non-GAAP)	$(6,731)	$(6,827)	$(6,299)	$(4,644)	$(24,501)	$(5,393)	$(6,806)	$(4,346)	$1,659	$(14,886)
Net Income (Loss) (GAAP)	$(8,306)	$(6,791)	$(9,244)	$(8,830)	$(33,171)	$(9,660)	$(12,047)	$(9,504)	$(2,138)	$(33,349)
Plus Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495	4,939	3,606	3,579	15,619
Plus Amortization of internally developed software	445	465	480	515	1,905	542	625	683	700	2,550
Plus Amortization of intangible assets	—	162	485	485	1,132	646	836	826	826	3,134
Plus Noncash expenses related to warrants	46	46	22	9	123	9	8	19	6	42
Plus Acquisition related expenses	—	217	8	125	350	408	128	68	9	613
Plus Restructuring related expenses	—	—	—	—	—	—	—	1,081	133	1,214
Less Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)	(1,597)	(1,683)	(1,461)	(5,568)
Less Effects of income taxes related to acquisition	—	(2,603)	—	318	(2,285)	—	—	—	—	—
Net Income (Loss) (Non-GAAP)	$(6,935)	$(7,292)	$(6,368)	$(5,255)	$(25,850)	$(5,387)	$(7,108)	$(4,904)	$1,654	$(15,745)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Calculation of Non-GAAP Earnings Per Share (1)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
(Unaudited; in thousands, except per share data)	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
Net Income (Loss) (Non-GAAP)	$(6,935)	$(7,292)	$(6,368)	$(5,255)	$(25,850)	$(5,387)	$(7,108)	$(4,904)	$1,654	$(15,745)
Weighted-average shares outstanding, basic and diluted	33,112	33,771	34,849	35,060	34,210	35,745	36,389	36,953	37,212	36,580
Non-GAAP net income (loss) per common share, basic and diluted	$(0.21)	$(0.22)	$(0.18)	$(0.15)	$(0.76)	$(0.15)	$(0.20)	$(0.13)	$0.04	$(0.43)

Marin Software Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (1)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
(Unaudited; in thousands)	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
Net Income (Loss)	$(8,306)	$(6,791)	$(9,244)	$(8,830)	$(33,171)	$(9,660)	$(12,047)	$(9,504)	$(2,138)	$(33,349)
Depreciation	1,350	1,367	1,428	1,524	5,669	1,630	1,675	1,861	1,827	6,993
Amortization of internally developed software	445	465	480	515	1,905	542	625	683	700	2,550
Amortization of intangible assets	—	162	485	485	1,132	646	836	826	826	3,134
Interest expense, net	66	62	33	16	177	11	8	63	36	118
Provision for (benefit from) income taxes	188	(2,440)	259	537	(1,456)	236	138	300	331	1,005
EBITDA	$(6,257)	$(7,175)	$(6,559)	$(5,753)	$(25,744)	$(6,595)	$(8,765)	$(5,771)	$1,582	$(19,549)
Stock-based compensation	1,497	1,941	2,916	2,888	9,242	3,495	4,939	3,606	3,579	15,619
Capitalization of internally developed software	(617)	(729)	(1,035)	(765)	(3,146)	(827)	(1,597)	(1,683)	(1,461)	(5,568)
Acquisition related expenses	—	217	8	125	350	408	128	68	9	613
Restructuring related expenses	—	—	—	—	—	—	—	1,081	133	1,214
Other (income) expenses, net	(4)	286	(201)	385	466	(244)	164	214	(356)	(222)
Adjusted EBITDA	$(5,381)	$(5,460)	$(4,871)	$(3,120)	$(18,832)	$(3,763)	$(5,131)	$(2,485)	$3,486	$(7,893)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Non-GAAP Constant Currency Revenue Reconciliation (1)

	Three Months Ended
	December 31,	December 31,	Year-Over-Year
(Unaudited; in thousands)	2015	2014	Growth
Revenues, as reported	$29,015	$27,002	7%
Foreign currency exchange impact on 2015 revenues using 2014 rates	776	—	—
Revenues, at constant currency	$29,791	$27,002	10%

	Year Ended
	December 31,	December 31,	Year-Over-Year
(Unaudited; in thousands)	2015	2014	Growth
Revenues, as reported	$108,530	$99,354	9%
Foreign currency exchange impact on 2015 revenues using 2014 rates	4,337	—	—
Revenues, at constant currency	$112,867	$99,354	14%

(1)

Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates from the three months and year ended December 31, 2014, to the revenues during the corresponding periods in 2015.